Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

ALTO INGREDIENTS, INC.

(a Delaware corporation)

Preamble

These second amended and restated Bylaws (the “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the Certificate of Incorporation (the “Certificate of Incorporation”), as it may be further amended from time to time, of Alto Ingredients, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as the case may be, will be controlling. These Bylaws amend and restate the Corporation’s prior bylaws dated July 23, 2014.

Article I
Corporate Offices

Section 1.1 Registered Office. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company. The registered office of the Corporation may be changed from time to time by the Board of Directors of the Corporation (the “Board of Directors”) in the manner provided by law and need not be identical to the principal place of business of the Corporation.

Section 1.2 Other Offices. The Corporation may also maintain or establish an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution.

Article II
Meetings of Stockholders

Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation, meetings of stockholders shall be held at the principal office of the Corporation.

Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held each year at such place within or without the State of Delaware and on a date and at a time as may be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of any and all such other business as may properly be brought before the meeting. Any and all business of any nature or character whatsoever may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these Bylaws.

Section 2.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law shall be called pursuant to a resolution adopted by the Board of Directors and may not be called by any other person or persons. Each special meeting of stockholders shall be held at any place within or without the State of Delaware as determined by the Board of Directors. The secretary of the Corporation shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a special meeting will be held at the time designated by the Board of Directors. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.4 Notice of Meetings of Stockholders. All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 or Section 9.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 2.5 Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation or, if electronically transmitted, as provided in Article IX of these Bylaws. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Any shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. Any meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

Section 2.7 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman of the Board of Directors, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the person whom the Chief Executive Officer shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.8 Adjourned Meeting; Notice. Any meeting of the stockholders, annual or special, may be adjourned by the chairperson of such meeting from time to time to reconvene at the same or some other place, if any. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Section 217 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 of the Delaware General Corporation Law (relating to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Section 2.10 Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.11 Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 228 of the Delaware General Corporation Law. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the Delaware General Corporation Law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the Delaware General Corporation Law. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 2.12 Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date for a written consent is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation as provided in Section 213(b) of the Delaware General Corporation Law.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.13 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law.

Section 2.14 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Corporation’s principal executive office; or (iii) if not so specified, at the place where the meeting is to be held. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.15 Advance Notice of Stockholder Nominations and Proposals.

(a) At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.15(a) or Section 2.15(c), as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than seventy (70) days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For purposes of this Section 2.15, the term “Public Disclosure” shall mean a disclosure made in a press release reported by Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) For all business other than director nominations, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.15(b)(vi) of these Bylaws.

(d) The foregoing notice requirements of Sections 2.14(b) and 2.14(c) shall be deemed satisfied by a stockholder with respect to business or a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.15 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.15. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.15 shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The foregoing notice requirements of this Section 2.15(e) shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his, her or its intention to present a nomination at such special meeting in compliance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f) Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.15, and (ii) except as otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.15 does not provide the information required under this Section 2.15 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.15 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 2.15 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

Article III
Board of Directors

Section 3.1 Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2 Number of Directors. The authorized number of directors of the Corporation shall be seven (7) until changed by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3 Election, Qualification and Term Office of Directors. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Notwithstanding the foregoing provisions of this Section 3.3, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, newly created directorships or other causes shall, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation, be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 3.5 Place of Meetings; Meetings by Telephone. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board.

Section 3.7 Special Meetings; Notice. Special meetings of the Board of Directors may be called by the chairman of the board or the chief executive officer or the president or the secretary or by any two directors. Notice of the time and place of special meetings shall be delivered either personally by hand, by courier or by telephone, sent by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place or the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 3.8 Quorum. At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.9 Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 3.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors, or a committee thereof, shall have the authority to fix the compensation of directors.

Section 3.12 Removal of Directors. Notwithstanding any other provisions of the Corporation’s Certificate of Incorporation, or these Bylaws, any director, or the entire Board of Directors of the Corporation may be removed at any time, with or without cause. The removal shall be accomplished by the affirmative vote, at a special meeting of stockholders called for that purpose in the manner provided in these Bylaws, of the holders of at least a majority of the outstanding shares entitled to vote at an election for directors.

Article IV
Committees of the Board of Directors

Section 4.1 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) approve or adopt, or recommend to the stockholders, any matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, (iii) adopt, amend or repeal any bylaw of the Corporation or (iv) declare any dividend.

The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The Board of Directors may at any time and for any reason remove any individual committee member or fill any committee vacancy created by death, resignation, removal or increase in the number of members of a committee.

Section 4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees and special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 4.4 Advisory Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more advisory committees, with each committee to consist of one or more of the directors of the Corporation or any other such persons as the board may appoint. The board may designate one or more persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Members who are not board members shall not have the responsibilities or obligations of board members nor be deemed directors of the Corporation for any other purpose.

Article V
Officers

Section 5.1 Officers. The officers of the Corporation shall be a chief executive officer, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, a vice chairman of the board, a treasurer, one or more presidents, one or more vice presidents, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

Section 5.2 Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3 Subordinate Officers. The Board of Directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, one or more presidents, to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.2 of these Bylaws.

Section 5.6 Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the stockholders and meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no chief executive officer or president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

Section 5.7 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board of Directors. All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or nonexistence of a chairman of the board, he shall serve as the chairperson and preside at meetings of the stockholders and meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.8 President. The president may assume and perform the duties of the chief executive officer in the absence or disability of the chief executive officer or whenever the office of the chief executive officer is vacant. When acting as the chief executive officer, a president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president of the Corporation shall exercise and perform such powers and duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board, the chief executive officer or as may be prescribed by these Bylaws. The president shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation. In the absence or nonexistence of the chairman of the board and chief executive officer, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board of Directors and chief executive officer, at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time determine.

Section 5.9 Vice Presidents. In the absence or disability of the chief executive officer and any president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of a president and when so acting shall have all the powers of, and be subject to all the restrictions upon, a president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chairman of the board, the chief executive officer or, in the absence of a chief executive officer, one or more of the presidents.

Section 5.10 Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at meetings of the Board of Directors or committees, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 5.11 Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as the Board of Directors may designate. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the chief executive officer or, in the absence of a chief executive officer, any president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The chief financial officer may be the treasurer of the Corporation.

Section 5.12 Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as the Board of Directors may designate. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the chief executive officer or, in the absence of a chief executive officer, any president and directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.13 Assistant Secretary. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

Section 5.14 Assistant Treasurer. The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

Section 5.15 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

Article VI
Indemnity

Section 6.1 Indemnification of Directors and Officers. The Corporation shall, to the fullest extent and in the manner permitted by the Delaware Corporation General Law as it presently exists or may hereafter be amended, indemnify and hold harmless each of its directors and officers who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal or administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

Section 6.2 Indemnification of Others. The Corporation shall have the power, to the fullest extent and in the manner permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, to indemnify and hold harmless, each of its employees and agents who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

Section 6.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

Section 6.4 Expenses. The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article VI or otherwise. Such expenses incurred by other employees and agents described in Section 6.2 of this Article VI may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.5 Other Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. However, the Corporation’s obligation, if any, to indemnify a person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, non-profit entity or other enterprise.

Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 Merger or Consolidation. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 6.8 Severability. The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of the remaining provisions of this Article VI.

Article VII
Records and Reports

Section 7.1 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

Section 7.2 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery of the State of Delaware is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court of Chancery may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court of Chancery may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Section 7.3 Representation of Shares of Other Corporations. The chairman of the board, the chief executive officer, the chief financial officer or any other person authorized by the Board of Directors or the chief executive officer, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article VIII
General Matters

Section 8.1 Checks. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 8.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.3 Stock Certificates; Partly Paid Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or a president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 8.4 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 8.5 Lost Certificates. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 8.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 8.7 Dividends. The directors of the Corporation, subject to any restrictions contained in either the Delaware General Corporation Law or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 8.8 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year until changed by the Board of Directors.

Section 8.9 Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.10 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Section 8.11 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

Section 8.12 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 8.13 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.13.

Article IX
Notice by Electronic Transmission

Section 9.1 Notice by Electronic Transmission

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consent to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article X
Amendments

These Bylaws may be amended, altered or repealed, and new Bylaws may be adopted, by the stockholders entitled to vote. However, the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend, alter or repeal Bylaws.

CERTIFICATE OF SECRETARY

OF

ALTO INGREDIENTS, INC.
(a Delaware corporation)

I hereby certify that I am the duly elected and acting secretary of Alto Ingredients, Inc., a Delaware corporation, and that the foregoing Bylaws, comprising 23 pages, including this page, constitute the Bylaws of the Corporation as duly adopted by the Board of Directors thereof by action taken at a meeting of the Board of Directors held on January 7, 2021.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of January, 2021.

/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Secretary

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